EXHIBIT 10.18

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is being made as of the 1st day of June 2000 between JACKPOT ENTERPRISES, INC., a Nevada corporation (the "Company"), with its principal offices located at 1110 Palms Airport Drive, Las Vegas, Nevada, and GEORGE CONGDON (the
"Executive"), an individual residing at 924 Nawkee Drive, N. Las Vegas, Nevada 89301.

                                 WITNESSETH:

WHEREAS, the former Chief Executive Officer's employment with the Company terminated on February 29, 2000, and the Company believes it is in the best interest to secure the continued employment of the Executive as Senior Vice President-Operations of the Company, and to be jointly responsible with the Company's Senior Vice President - Finance for the Company's business comprising gaming machine route operations (the "Route Operations");

WHEREAS, this Agreement supersedes any prior employment agreement or arrangement that the Executive has with the Company, and any of its subsidiaries or affiliates;

WHEREAS, the Executive is involved with confidential and proprietary information of the Company, and the Company desires to maintain such information and materials as confidential and proprietary; and

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and intending to be legally bound hereby, the Executive and the Company have agreed and do hereby agree as follows:

1. Nature of Employment; Term of Employment. The Company hereby employs the Executive and the Executive agrees to serve the Company, and any of its subsidiaries and affiliates, upon the terms and conditions contained herein, for a term commencing as of the Effective Date of this Agreement, and continuing until the occurrence of a Termination Event (as defined below), but in no event later than June 30, 2001 except as hereinafter provided (the "Employment Term"). The parties agree that, if a Termination Event has not occurred prior to June 30, 2001, this Agreement shall continue in full force and effect, provided that the parties have mutually agreed prior thereto upon new compensation arrangements for the fiscal year beginning July 1, 2001.

2. Duties and Powers as Executive. During the Employment Term, the Company will continue to employ and engage the Executive as Senior Vice President - Operations of the Company and President of Cardivan Company, Corral Coin, Inc., Corral United, Inc. and Corral Coin, Inc., wholly-owned subsidiaries of the Company (collectively, the "Subsidiaries"), and Executive agrees to serve the Company and the Subsidiaries, upon the terms and conditions herein stated. The Executive agrees to perform such services as are consistent with his positions, and such other executive or administrative services as may arise and the Executive does hereby accept and agree to such engagement and employment. The Executive agrees to perform any and all other duties and to assume any and all responsibilities that may be assigned to him from time to time by the Chief Executive Officer of the Company and Executive shall report directly to the Chief Executive Officer of the Company. The Executive will devote his full time (at least 40 hours per week) to the performance of his duties for the Company and for the benefit of the Company. Furthermore, the Executive will exercise his due diligence and care in the performance of his duties to the Company under this Agreement, and shall at all times conduct his duties on behalf of the Company in good faith. The Executive shall be available to travel as the needs of the business require.

3.  Compensation.

(a) The Company shall pay the Executive, and the Executive agrees to accept from the Company, in full payment for his services and promises to the Company and the Subsidiaries the following base salary (the "Base Salary"), less all applicable payroll withholding taxes and deductions for insurance contributions and the like, payable in accordance with the Company's payroll practices: (i) from the Effective Date through June 30, 2000, at a rate of One Hundred and Seventy-Five Thousand Dollars ($175,000) per year; and (ii) from July 1, 2000 through June 30, 2001, or until the occurrence of a Termination Event, at a rate of One Hundred and Eighty-Five Thousand Dollars ($185,000) per year.

(b) The Company shall pay the following bonuses to the Executive during the Employment Term: (i) for the fiscal year ending June 30, 2000 a bonus in the amount of One Hundred Thousand Dollars ($100,000), less all applicable payroll withholding taxes, payable on June 30, 2000 (the "2000 Bonus"); (ii) for the fiscal year ending June 30, 2001 ("Fiscal 2001"), a bonus in the amount of One Hundred and Fifty Thousand Dollars ($150,000), less all applicable payroll withholding taxes, payable on June 30, 2001 (the "2001 Bonus"); provided that, if a Termination Event occurs prior to June 30, 2001, the Executive shall receive a portion of the 2001 Bonus equal to $150,000 divided by 365 days and multiplied by the number of calendar days in Fiscal 2001 occurring prior to the Termination Event.

(c) The Company shall grant to the Executive, on June 30, 2000, a nonqualified stock option (the "2000 Option") to purchase 30,000 shares of common stock of the Company, at an exercise price per share of common stock of the Company equal to the fair market value at the close of business on June 30, 2000. The 2000 Option shall be evidenced by a separate Stock Option Agreement between the Executive and the Company. The 2000 Option shall have a ten year term and shall become vested and exercisable on June 30, 2001.

(d) The Company shall also grant to the Executive, on June 30, 2001, a nonqualified stock option (the "2001 Option") to purchase 30,000 shares of common stock of the Company. The 2001 Option shall have an exercise price per share of common stock of the Company equal to the fair market value at the close of business on the date of grant. The 2001 Option shall be evidenced by a separate Stock Option Agreement between the Executive and the Company. The 2001 Option shall have a ten year term and shall become vested and exercisable as follows: (i) one-half of the 2001 Option shall become exercisable six months after grant, and (ii) the remaining one-half of the 2001 Option shall become exercisable one year from the date of grant; provided that, if a Termination Event occurs prior to June 30, 2001, the Executive shall receive only a portion of the 2001 Option equal to 30,000 divided by 365 days and multiplied by the number of calendar days in Fiscal 2001 occurring prior to the Termination Event.

4. Benefits. The Executive shall be entitled to standard medical, life, vacation, holiday and other employee benefits payable or otherwise extended in accordance with the normal benefits policies of the Company and to participate in any other benefit programs adopted from time to time by the Company for the benefit of its employees commensurate with the Executive's position, subject to the Company's right to amend, modify or terminate any such benefit programs, excluding any change to the Company's present vacation policies. During the Employment Term, the Company shall continue to pay a $600 per month car allowance to the Executive. The Executive shall receive such other benefits as may be granted to him from time to time by the Company's Board of Directors.

5. Representations and Warranties of Executive. The Executive represents and warrants to the Company that (a) he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) he is under no physical or mental disability that, with or without reasonable accommodation, would hinder his performance of duties under this Agreement.

6. Non-Competition. The Executive agrees that, during the period he is employed under this Agreement, he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, be a director, officer, employee, owner, or partner of, any other business or organization that is or shall then be competing with the Company.

7. Confidential Information. All confidential information which the Executive may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, form, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. The Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

8. Termination. Subparagraphs (b), (c), (d), (e) and (f) of this paragraph 8 are collectively referred to herein as the "Termination Events."

(a) Termination for Cause. Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, the Executive is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of the Executive's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean the Executive shall (i) be convicted of a felony crime or securities violation, (ii) commit an act of fraud against the Company, (iii) materially breach any term of this Agreement and, if such breach is capable of being corrected, fail to correct such breach within thirty (30) days after commission thereof, (iv) be found unsuitable for licensing by the applicable regulatory agency, or (v) voluntarily resign his employment.

(b) Disability. In the event that the Executive shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his essential duties hereunder, with or without reasonable accommodation, for at least ninety (90) consecutive calendar days or for at least one hundred and twenty (120) calendar days, whether or not consecutive, in any one hundred and eighty (180) calendar day period, or is likely to do so, as certified by a physician reasonably and mutually agreed upon by the Executive and Company, then this Agreement shall terminate on the date of the receipt by the Company of the certification of disability from such physician.

(c) Death. In the event that the Executive shall die, then this Agreement shall terminate on the date of the Executive's death.

(d) Change in Control. The Executive's employment hereunder shall terminate on the occurrence of a Change in Control, which shall be deemed to have occurred if:
(i) any "person, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (A) the Executive or Bob Torkar; (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of Shares), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities;

(ii) individuals who at the Effective Date constitute the Board, and any new director whose election by the Board or nomination for election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effect to implement a recapitalization of the Company (or similar transaction) in which no "person" as hereinabove defined) acquires 20% or more of the combined voting power of the Company's then outstanding securities;

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

(e) Closing Date. In the event that the Company sells that portion of its business comprising the Route Operations, then this Agreement shall terminate on the closing date of the sale of the Route Operations.

(f)  Termination Without Cause.  In the event that the
Company terminates the Executive for any reason other than "For Cause," then this Agreement shall terminate upon receipt by the Executive of notice of such termination. Termination under this subparagraph (f) does not include terminations pursuant to subparagraphs (b), (c), (d) or (e).

(g)  Effect of Termination.

        (i)  In the event that this Agreement is terminated "For
Cause" pursuant to Section 8(a), the Company shall have no further obligation to the Executive hereunder except to pay to the Executive, within 10 days following the date of termination, his accrued but unpaid Base Salary (at the then-applicable rate) to the date of termination and payment for accrued but unused vacation, each of which will be less applicable withholdings, and any unreimbursed, reasonable business expenses.

        (ii) In the event that (A) this Agreement is terminated pursuant to Sections 8(b), (c), (d), (e) or (f), or (B) no Termination Event has occurred prior to December 31, 2001, then the Executive, or the Executive's beneficiary (as the case may be), shall be entitled to receive at the earlier of his termination or December 31, 2001, (i) a lump-sum payment for accrued but unpaid Base Salary, and accrued but unused vacation through the date of termination, each of which will be less applicable withholdings, and any unreimbursed, reasonable business expenses, (ii) a lump sum payment of two (2) years' Base Salary, at the then-applicable rate, and two (2x) times the average annual bonus paid by the Company to the Executive for the immediately preceding two (2) fiscal years, provided that such average annual bonus amount shall not be less than One Hundred Thousand Dollars ($100,000), each of which will be less applicable withholdings;
(iii) the portion of the Executive's 2000 Bonus or 2001 Bonus and 2000 Option or 2001 Option as provided in paragraphs 3(b), (c), and (d), (iv) should the Executive elect such coverages, payment of the Executive's COBRA premiums for health insurance benefits and premiums for life insurance benefits equivalent to the life insurance benefits that the Company maintains for the Executive at the time of termination, such that all costs for such coverages will be paid by the Company and the Executive will not be required to make any payments for such coverages, and both such coverages to commence on the date of termination and continue to the earlier of (x) eighteen (18) months from the date of termination, (y) the earlier termination of the Executive's health insurance benefits as required by COBRA, or (z) the date the Executive becomes covered by another employer's health insurance plan; and (v) all unvested options held by the Executive, including the 2000 Option and 2001 Option, shall vest immediately, and the Executive, or the Executive's beneficiary (as the case may be), shall have the right to exercise said options for a period of twenty-four (24) months following the date of termination, but in no event beyond the expiration date of any such options. The Executive understands and agrees that any rights derived solely by reason of this subparagraph are subject to his execution of a release agreement, satisfactory to the Company, which shall release the Company, its subsidiaries and affiliates, from any and all claims whatsoever (including but not limited to claims arising under the Age Discrimination in Employment Act, as amended) and that any rights under this subparagraph shall not accrue until the appropriate revocation period provided in the release agreement has expired without revocation of same by the Executive. The Executive further understands and agrees that the accrual of any rights under this subparagraph shall be in full and complete satisfaction of any and all obligations owed by the Company to the Executive.

(h) Nothing contained in this Section 8 shall be deemed to limit any other right the Company may have to terminate the Executive's employment hereunder upon any ground permitted by law.

9. Successors; Binding Agreement. In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, the Company shall assign this letter and all of its rights and obligations hereunder to the acquiring or surviving corporation, such corporation shall assume in writing all of the obligations of the Company, and the Company shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this letter.

10. Costs and Expenses. The Company shall pay directly or reimburse the Executive for any reasonable costs and expenses incurred by the Executive in connection with the negotiation, preparation and enforcement of this Agreement, or any amendments hereto.

11. Indemnification. During the term of this Agreement, and subsequent thereto with respect to any claim arising out of or in connection with his employment with the Company or any subsidiary of the Company, the Company shall indemnify and hold the Executive harmless from all claims and liability, loss or damage (including but not limited to judgements, fines and amounts paid in settlement), asserted against the Executive or incurred by the Executive, including reasonable attorneys fees and investigation costs (the "Indemnification"). The Indemnification provided for herein shall be in addition to and not in substitution of any and all rights to indemnification which the Executive may be entitled to under the laws of the State of Nevada or the Certificate of Incorporation and By-laws of the Company. To the extent permitted under the laws of the State of Nevada, and the Company's Certificate of Incorporation and By-Laws, all expenses, including reasonable attorneys fees, incurred by the Executive in defending any civil, criminal, administrative or investigative action, shall upon request by the Executive, be paid and advanced by the Company in advance of the final disposition of such action, suit or proceeding.

12. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

13. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, terminates and supersedes all existing agreements (written, oral or otherwise) between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party. The Executive acknowledges that no other representations, oral or written, have been made regarding the subject matter hereof, other than those explicitly provided herein. The Executive further acknowledges that he has not relied on any oral or written representations not explicitly contained herein in executing this Agreement.

14. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315, Attn. Alan I. Annex, Esq. Notice to the estate of the Executive shall be sufficient if addressed to the Executive as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

15. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

16. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise except as provided herein, such rights shall not be subject to encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 9.

17. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

18. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to the rules governing the conflicts of laws.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

JACKPOT ENTERPRISES, INC.




By:   /s/ Allan R. Tessler
      ___________________________
      Name:  Allan R. Tessler
      Title: CEO


      /s/ George Congdon
      ____________________________________
      GEORGE CONGDON